Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2012 on the 2011 consolidated financial statements included in the annual report of Comprehensive Care Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File No. 333-179475, File No. 333-136744, File No. 333-127778, File No. 333-108561, File No. 333-44437 and File No. 333-15929).

/s/ Mayer Hoffman McCann P.C.

March 30, 2012
Clearwater, Florida